Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common limited partner units of TransMontaigne Partners L.P. and that this agreement be included as an Exhibit 99.1 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

NGL ENERGY PARTNERS LP
By: NGL Energy Holdings LLC, its general partner

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

NGL ENERGY HOLDINGS LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

NGL ENERGY OPERATING LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

TRANSMONTAIGNE INC.

By:	/s/ David C. Kehoe
Name:	David C. Kehoe
Title:	Vice President

TRANSMONTAIGNE PRODUCT SERVICES INC.

By:	/s/ David C. Kehoe
Name:	David C. Kehoe
Title:	Vice President

TRANSMONTAIGNE SERVICES INC.

By:	/s/ David C. Kehoe
Name:	David C. Kehoe
Title:	Vice President

/s/ H. Michael Krimbill
H. Michael Krimbill